Exhibit 10.41
WAIVER OF OWNERSHIP LIMIT
February 23, 2010
RREEF America L.L.C.
280 Park Avenue, 23W
New York, NY 10017
Re: Share Ownership Limit
Reference is made to the Representations, Warranties and Agreements executed as of February 23, 2010 by RREEF America L.L.C. (“RREEF”) to Brandywine Realty Trust (the “Company”), containing certain representations, warranties, covenants and agreements, a copy of which is attached to this letter as Attachment I (the “Representation Letter”). Based upon the Representation Letter, the Company hereby advises RREEF that an exception to the Ownership Limit referred to in the Representation Letter has been established for RREEF under the Declaration of Trust of the Company effective as the date hereof on and subject to the terms, conditions and limitations set forth in the Representation Letter.

BRANDYWINE REALTY TRUST
By:
	Name:	Gerard H. Sweeney
	Title:	President and Chief Executive Officer

CERTIFICATE OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS
OF
RREEF AMERICA L.L.C.
RREEF America L.L.C. (“RREEF”) hereby certifies, represents, warrants, covenants and agrees to and for the benefit of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), as set forth below. Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Company’s Declaration of Trust (the “Charter”).
1. RREEF is a real estate investment adviser, registered pursuant to the Investment Advisers Act of 1940, and has discretionary investment management authority with respect to securities held in its clients’ accounts. RREEF has (a) specific third-party investor clients (each, a “Separate Account Client”) and (b) pooled investment vehicles managed on a discretionary basis by RREEF (each, a “Fund”), who, or, in the case of each Fund, whose underlying investors (together with each Separate Account Client, the “Investors” and each, an “Investor”), are the Beneficial Owners and Constructive Owners of Shares (as defined below) for federal income tax purposes. RREEF does not directly hold its Investors’ securities (including Shares) and has no economic interest in its Investors’ securities (including Shares) under the “look-through” principles under the Internal Revenue Code of 1986, as amended (the “Code”). RREEF does not serve as custodian for the securities (including Shares) held by Separate Account Clients or the Funds.
2. RREEF acknowledges its understanding that restrictions on ownership of the Company’s shares of beneficial interest (“Shares”) in the Charter are intended to assist the Company in satisfying the requirements for qualification as a real estate investment trust (a “REIT”) under the Code and that this certification by RREEF is made to obtain an exception for RREEF from the Ownership Limit in the Charter.
3. RREEF has requested that the Company grant it an exception to the Ownership Limit so as to allow RREEF to hold, on behalf of the Investors, common shares of beneficial interest, par value $.01 per share, of the Company (the “Common Shares”) up to an aggregate amount of 14,750,000 Common Shares (subject to proportionate adjustment in such number for any split or combination of Common Shares).
4. RREEF has not owned, and does not and will not own, Beneficially or Constructively (as such concepts are defined in the Charter) in excess of 1% of the outstanding Common Shares, and the number of Common Shares Beneficially Owned or Constructively Owned (as such concepts are defined in the Charter) by any single Investor (taking into account solely for the purpose of determining such Investor’s ownership only such Investor’s Beneficial and Constructive Ownership derived solely from its account(s) managed by RREEF) has not exceeded, and does not and will not exceed, 9.8% in value of the outstanding Common Shares.

5. RREEF will not dispose of any Common Shares in violation of the Ownership Limit or in a manner that would cause any Individual (as defined below) to be the Tax Owner (as defined below) of more than 9.8% of the value of the outstanding Common Shares (taking into account solely for the purpose of determining such Investor’s ownership only such Investor’s Beneficial and Constructive Ownership derived solely from its account(s) managed by RREEF). As used herein, the term “Individual” shall mean a natural person or an organization treated as an individual under the provisions of Section 542(a)(2) of the Code, applying the relevant rules of Section 856(h) of the Code. As used herein, the term “Tax Owner” of Common Shares shall mean the person who is considered to own such Common Shares applying the rules of Section 856(h) of the Code, including the relevant provisions of Section 542(a)(2) and Section 544 as modified by Section 856(h) of the Code.
6. RREEF agrees that if, from time to time and for any reason, any of its certifications, representations or warranties herein becomes untrue or any of its agreements herein is violated, then all or that portion of the Shares exempted from the Ownership Limit that causes or would cause RREEF to violate the above certifications, representations, warranties and/or agreements (as determined in the sole reasonable judgment of the Company) shall be subject to the remedies set forth in the Charter, including, without limitation, the conversion of such shares into Excess Shares.
7. RREEF acknowledges its understanding that the foregoing exception to the Ownership Limit is only being granted to RREEF and not to any other person (including any Investors).
8. If the aggregate number of Common Shares that RREEF holds on behalf of Investors is below 9.8% in value of the outstanding Common Shares as of the end of any calendar quarter then the foregoing exception to the Ownership Limit shall automatically terminate.
IN WITNESS WHEREOF, RREEF has executed the foregoing Certificate of Representations and Warranties as of this  _____  day of February, 2010.

RREEF AMERICA L.L.C.
Name: Jerry Ehlinger Title: Managing Director, Portfolio Manager